EXHIBIT 10.2





                             Vendor Provides Credit Application Only; Vendor has
                            No Documentation or Credit Evaluation Responsibility


                          Forrest Financial Corporation
                                VENDOR ACREEMENT


         This Vendor Agreement is entited into as of the 20th day of Nov., 1996 by and between Forrest Financial Corporation ("FFC") and Tasty Fries, Inc. ("Vendor") and sets forth the terms and conditions which will apply to any leases, installment sale contracts or other chattel paper that FFC may elect to purchase from Vendor or to otherwise fund.

1. DEFINITIONS. The following terms, wherever used in this Agreement, have the meanings ascribed to them in this section:

         (a) "Advance Payments" shall mean any payment made to Vendor subsequent to execution and delivery of the Contract but prior to written confirmation from Lessee of Delivery and Acceptance of Collateral.

         (b) "Contract" means either (i) a non-cancelable full pay-out lease or rental agreement arising out of a lease or rental of Equipment or (ii) an installment sale contract or other chattel paper arising out of a sale of equipment.

         (c) "Equipment" means any tangible or intangible personal property sold or leased by Vendor under a Contract, together with all additions, replacements. substitutions, parts, repairs, accessories, accessions or attachments thereto. ("Equipment" as used herein shall include all financed property, including but not limited to, Software (as defined herein) and other intangible property.)

         (d) "Lessee" means that party (as well as guarantor if any) who is obligated to pay under a Contract.

         (e) "Lessee Default" means: (i) failure of a Lessee under any Contract to make a Payment within ninety (90) days of the due date of that Payment; (ii) failure of any Lessee to perform any of its material obligations under any Contract; (iii) insolvency of any Lessee, inability of any Lessee to pay its debts as they mature, the making by any Lessee of an assignment for the benefit of creditors, or institution of any proceeding by or against any Lessee alleging that the Lessee is insolvent or unable to pay its debts as they mature.

         (f) "Obligor Guaranty" means any guaranty given by any person or entity guaranteeing the payment and/or performance of a Contract purchased by FFC.

         (g) "Payment" means any payment, whether or not earned by performance, receivable by FFC on account of a Contract funded by FFC.



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2.       DOCUMENTATLON.  Vendor may submit to FFC a Credit Application for a prospective Contract. If FFC for any reason declines to proceed, it shall so notify Vendor as soon as is practicable. If FFC approves the transaction, it shall provide a completed Contract and completed supporting documents necessary to fulfill the transaction. Said Contract and Documents shall be forwarded to the Vendor or Lessee as the parties from time to time determine.

3. REPRESENTATION AND WARRANTIES. Vendor represents and warrants that (each representation and warranty shall be considered as having been made concurrently with each sale of a Contract to FFC as an inducement to purchase the Contract);

         (a) Vendor is a corporation duly organized, validly existing and in good standing under the laws of the state or province of its incorporation, duly qualified and in good standing as a domestic or foreign corporation authorized to do business in each jurisdiction where such qualification is necessary.

         (b) Vendor is duly authorized to execute and deliver this Agreement.

         (c) During the term of any Contract, Vendor agrees that it may enhance, but will not seek or attempt to displace, or displace Lessee's Equipment or any other product.

4. ELIGIBILITY REQUIREMENTS. In order for a Contract to be an Eligible Contract, all of the following must be true and correct:

         (a) The Contract arises from a bona fide lease, rental or sale of the Equipment described in the Contract; the Equipment is in all respects in accord with the requirements of the Contract and has been delivered to and unqualifiedly accepted by the lessee or vendee thereunder; none of the Equipment is or will be a fixture under the laws of any jurisdiction where the Equipment is or may be located;

         (b) The Equipment subject to the proposed lease is in compliance with all applicable laws and regulations. The Equipment which is the subject of the Lease are not subject to any lien, claim or security interest except the interest of the Lessee or Vendee of the Equipment and a lien on the Equipment in FFC's favor; and the Contract is one which FFC is and will continue to be authorized by law to purchase and hold;

         (c) At the time of FFC's funding of the Contract, Vendor had good title to the related Equipment, subject only to the interest of the Lessee;

         (d) There exists no setoffs, counterclaims or defenses on the part of any Lessee under the Contract or any Lessee Guaranty which may be raised against FFC;

5. COVENANTS. Until the termination of this Agreement and for as long as any Contract purchased hereunder is unpaid, Vendor agrees that it will notify FFC promptly upon Vendor's learning of (i) any change in the name of the vendee or lessee under any



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         Contract entered into by FFC; (ii) any adverse credit information which
         Vendor may acquire or have knowledge of with respect to any Lessee of any Contract funded by FFC; (iii) any and all litigation or other matters or events concerning Vendor or any Obligor which might reasonably be construed to affect adversely FFC's interest in a Contract, Payments under the Contract or related Equipment or Software or any of FFC's rights under this Agreement. Notwithstanding anything to the contrary, Forrest shall be entitled to a right of first refusal ("ROF") during the term of this Vender Agreement and for one year thereafter in the event of termination under paragraph 7. Accordingly, if within that tune. Vendor secures alternative lease service, or elects to provide an alternative lease service ("ALS"), then Forrest shall have 45 days to match the written verified terms of the ALS. FFC shall remit funds due to the vendor under the Contract within three business day upon receipt of all properly executed Contract and lease documents, and upon oral confirmation of delivery and acceptance by the lessee/licensee. "Acknowledgment by the Lessee of delivery and acceptance of Vendor's product" shall be defined as the written execution by an authorized and designated officer of Lessee, at the designated portion of Forrest's Lease, confirming delivery and acceptance of the Vendor's product and shall be referred to as "Acknowledgment". In the event Forrest makes an "Advance Payment" to Vendor under terms outlined in and Advance Payment Rider ("APR"), for each Contract, and the written confirmation from Lessee of Delivery and Acceptance is not received by Forrest within sixty (60) days ofthe payment (or as otherwise stated in the APR), then upon rcquest by Forrest, all Payments therefore made by Forrest to Vendor shall immediately become due and owing from the Vendor, including interest on the daily outstanding balance at an annualized rate equal to the Prime Rate plus 2%. In the event of a dispute, the parties stipulate that venue and jurisdiction shall be fixed in DuPage County, Illinois.

6. COLLECTIONS. If, Vendor receives a Payment on account of a Contract funded by FFC, Vendor agrees to hold the amount in trust for FFC and immediately forward the Payment to FFC, Vendor hereby authorizes FFC to endorse, in writing or by stamp, in Vendor's name or otherwise any and all checks, drafts, notes, bills of exchange and orders, howsoever received by FFC, representing any Payment under any Contract funded by FFC.

7. AGREEMENT PERIOD/TERMINATION. This Agreement shall continue in effect for three (3) consecutive years commencing upon the execution date as shown on the first page hereof, after which the Agreement shall automatically renew for three (3) year periods. This Agreement may be terminated by either party at any time upon thirty (30) days' written notice to the other, provided,



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         however, that all of the rights and obligations of the parties, including Vendor's warranties and representations, applicable to Contracts funded by FFC prior to such termination shall survive such termination.

                  IN WITNESS WHEREOF, FFC and Vendor have executed this Agreement as of the date set forth on the first page hereof.


TASTY FRIES, INC.                           FORREST FlNANCIAL
("Vendor")                                  CORPORATION ("FFC")

By:/S/ EDWARD C. KELLY                      By:/S/
   ------------------------------              ---------------------------
Title:PRESIDENT                             Title:PRESIDENT
      ---------------------------                 ------------------------
Address: 650 Sentry Parkway,                Address: One Forrest Financial Place
Suite One                                   2009 Warrenville Road
Blue Bell, PA 19422                         Lisle, IL 60532-0810



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                     Term Sheet Addendum to Vendor Agreement

         The following amends and is part of the Vendor Agreement between Tasty Fries, Inc. ("Vendor") and Forrest Financial Corporation ("FFC").

PROJECTIONS:               Vendor's projections are that it will generate
                           fifteen million dollars ($15 million) of funding requirements under its program for the lease of equipment.

FUNDING: Funding by FFC to Vendor shall be subject to FFC's credit standards and shall be predicated on a cost per unit from Vendor of no more than $15,000. The monthly rate factor to be charged customer is as follows:


                           36 months                          .036555
                           48 months                          .029930
                           60 months                          .026060

                           Plus applicable taxes, if any.

MARKET
CONDlTIONS:                The parties recognize that market conditions,
                           including the prevailing interest rates, may require either party to amend the forecasted pricing herein.
                           In those instances where conditions require pricing modification, each party shall notify the other in writing, and shall reasonably cooperate in amending the pricing set forth herein. Failure to agree to any modifications shall cause this agreement to terminate.

MISCELLANEOUS:             The construction of Addendum shall govern and control
                           over the Vendor Agreement where and if there is a conflict between the documents.


AGREED:
TASTY FRIES, INC.                          FORREST FINANCIAL
CORPORATION                                CORPORATION ("FFC")

By: /S/EDWARD C. KELLY                     By:  /S/PRESIDENT
    ------------------------                    ------------------------
Its:       PRESIDENT                       Its:        PRESIDENT
     -----------------------                    ------------------------